Exhibit 99.01

Contacts:

S. Olav Carlsen	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875

Transmeta Corp. Reports Fiscal Q3 2003 Financial Results

Launched Efficeon™ Processors and Demonstrated LongRun2™ Technology

SANTA CLARA, Calif. – Oct. 15, 2003 – Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced financial results for its third quarter of fiscal 2003 ended Sept. 26, 2003.

Net revenue for the third quarter of fiscal 2003 was $2.7 million, compared with $5.1 million reported in the second quarter of 2003 and $6.4 million in the third quarter of 2002. GAAP net loss for the third quarter of 2003 was $23.7 million, or a loss of $0.17 per share. This compares with a GAAP net loss of $22.0 million, or a loss of $0.16 per share in the second quarter of 2003 and a GAAP net loss of $21.8 million, or a loss of $0.16 per share a year ago.

On a pro forma basis, which excludes the effects of non-cash charges of $4.9 million, the net loss for the third quarter was $18.7 million, or a net loss of $0.13 per share. This compares with a pro forma net loss of $18.3 million, which excludes non-cash charges of $3.7 million, or a net loss of $0.13 per share in the second quarter of 2003, and a pro forma net loss of $17.8 million, which excludes restructuring and non-cash charges as well as the benefit from previously recorded inventory-related charges totaling $4.0 million, or a net loss of $0.13 per share in the third quarter of 2002.

“The introduction of our new Efficeon family of processors represents a major advancement for the microprocessor industry and a transition period for Transmeta,” said Dr. Matthew R. Perry, president and CEO of Transmeta. “With Efficeon processors, mobile computing users can now enjoy the benefits of truly innovative products with faster responsiveness, longer battery life, smaller form factors and the rich multimedia experience that they demand. We believe our Efficeon processors have a good opportunity to capture mobile computing design wins not only in the thin and light notebook space, but also in the much higher volume mainstream notebook segment and in innovative new classes of devices such as tablet PCs, ultra-personal computers and blade servers. We saw demand from notebook manufacturers for our TM5800 processor decline faster than we expected in the third quarter, as our first generation processor approaches the end of its lifecycle in the mobile notebook computing segment.

“Design win momentum for the TM5800 continues to be strong in the embedded and Ultra Personal Computer (UPC) markets, from which we expect the processor to derive the majority of its future revenue. We expect unit volume for our TM5800 processor to increase in the coming quarters as manufacturers launch their UPC products and our new embedded designs, particularly in the Thin Client market, gain traction. For example, in the third quarter Antelope began production on its UPC product and we announced follow-on design wins at HP for its t5500 and t5300 models of Thin Clients. We continue to make good progress in both the UPC and thin client markets and our goal is to be a leader in both these segments next year,” said Dr. Perry.

Efficeon Family of Processors

On October 14, Transmeta raised the bar on efficient computing by unveiling Efficeon, its next-generation x-86 compatible family of processors. Transmeta’s revolutionary Efficeon processors will enable OEMs to introduce industry-leading products that are lighter, smaller, faster and have the battery life expected by today’s mobile wireless users. Through innovations in its unique microarchitecture, new Code Morphing® Software and state-of-the-art high-performance I/O interfaces, Efficeon breaks new ground in delivering major improvements in performance, energy efficiency, integration and low cost.

“At the outset, our goals for the Efficeon family were to do more work per clock; achieve a better balance of performance, battery life, flexibility to choose from leading chipset and graphics solutions, and low cost; improve power efficiency; and greatly enhance user responsiveness. Customer feedback suggests that we have achieved these goals,” said Dr. Perry. “Watt for watt, we believe our Efficeon processors perform much better than Intel’s Pentium 4 and are competitive to Pentium M.”

The company’s Efficeon processors are supported and endorsed by many of the world’s leading PC system builders and OEMs. Amoi Electronics, Amtek, Antelope Technologies, Densitron Technologies, DTR, Fujitsu, GBM, Hewlett-Packard, IBASE, JMNet, MoBitS, Plexus Sharp and Xybernant have all endorsed Transmeta’s new processors. Transmeta has also formed collaborative partnerships with leading technology companies in the wireless, graphics, operating system, Southbridge, BIOS/firmware and embedded spaces including Alliance Semiconductor, American Megatrends, Atheros, General Software, GlobespanVirata, the HyperTransport Technology Consortium, Insyde Software, Microsoft, NVIDIA, Phoenix Technologies, Silicon Motion, ULi Electronics and XGI Technology.

“Customer feedback for our Efficeon family of processors continues to be positive and the strength of our product roadmap is attracting top tier PC OEMs. We are seeing strong interest in Efficeon processors for designs beginning in the spring of 2004 in the mainstream consumer notebook segment. We are also receiving very strong feedback from leading notebook manufacturers for Efficeon processors based on 90 nanometer technology, which is expected to be in volume production in the second half of next year,” said Dr. Perry.

LongRun2

The company announced that its LongRun2 technology, which is still under development, will represent a major breakthrough in energy conservation. The company believes that its new LongRun2 technology will be a practical solution to the problem of transistor leakage, addressing both active and passive power. Under software control, and in conjunction with special hardware technology, LongRun2 will allow Transmeta to dynamically control threshold leakage.

“Yesterday we demonstrated an experimental version of our Efficeon processor that adjusted leakage up to hundreds of times per second while playing a video game, playing a DVD movie and going into standby mode,” said Dr. Perry. “In standby mode, Efficeon’s core leakage power was reduced by approximately 70 times when using the LongRun2 technology.”

Licensing

“On the licensing front, we have seen significant interest from several parties for our power-management technologies. As we mentioned last quarter, we believe we have an excellent opportunity to leverage our intellectual property into new markets and this is a great example. We will continue to explore ways in which we can leverage our technology to pursue new and different markets in a profitable and strategic way,” said Dr. Perry.

Highlights

Mobile Computing Products

•	Sharp Systems of America’s Actius MM10 notebook was #8 on PC World’s Top 15 Notebook PCs ranking for the month of September. Transmeta’s Crusoe® TM5800 processor powers the Actius MM10, which is the thinnest and lightest full-featured notebook computer available in the U.S.

•	HP began selling its Compaq Tablet PC TC1000, which is powered by a Transmeta Crusoe TM5800 processor, to the retail market in a pilot program.

•	Antelope Technologies began production on its Modular Computing Core (MCC) ultra personal computer. The MCC is powered by a Transmeta Crusoe TM5800 processor. Initial customer orders are being filled in October and the MCC will be generally available through direct sales and reseller programs in November.

•	First International Computer (FIC), a leading Taiwanese computer company, won the Best Choice of Computex Taipei 2003 award for its SlateVision Tablet PC. The SlateVision uses a Transmeta’s Crusoe TM5800 processor and is currently available in the U.S., Japan and Taiwan.

•	Quantum3D and ViA announced Thermite, the first man-wearable, battery-operated, multi-role, COTS system for deployed tactical visual computing applications. Thermite, which is powered by Transmeta’s Crusoe TM5800 processor, is designed for soldiers, public safety and other operations personnel.

Embedded Products

•	HP introduced two new HP Compaq thin client models, the t5300 and t5500, powered by Transmeta’s Crusoe TM5800 processors. The new models, which follow the t5700’s introduction last May, are targeted at the enterprise, government and education sectors.

•	Densitron Technologies, a world leading designer and manufacturer of information display systems, introduced the DPX-114, a high performance, low power computer board designed for the particular needs of the gaming industry. The DPX-114 is based on Transmeta’s Crusoe TM5500 and TM5800 processors, which allow it to run at about 5 watts and eliminates the need for a cooling system.

•	TeleVideo, a pioneer in thin client computing, demonstrated the TeleCLIENT TC8550 at the

Citrix iForum show in Orlando, Fla. The TC8550 incorporates a Transmeta Crusoe TM5800 processor.

•	PXIdirect, a German supplier of PXI/cPCI components, launched its new embedded PCI Controller that is based on a Transmeta Crusoe TM5400 processor.

Corporate

•	The company selected Fujitsu as the first foundry for its 90 nanometer generation of Efficeon processors. Volume production for the 90 nanometer version of Efficeon is slated for the second half of 2004.

•	Transmeta and NVIDIA announced that NVIDIA had developed a highly integrated media communications processor, called the nForce3 Go120 Media Communications Processor, for Transmeta’s next generation Efficeon processor, enabling exceptional multimedia and graphics capabilities for a wide range of mobile PC platforms.

Current Financial Outlook for Fourth Quarter 2003

The following outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

The company currently expects fourth quarter revenue to be flat to up 50 percent, depending on how quickly its new Efficeon designs ramp. GAAP net loss per share is expected to be in the range of $0.15 to $0.17 and a pro forma net loss per share in the range of $0.13 to $0.14. The expected pro forma net loss per share will not include the effect of non-cash amortization and deferred compensation charges, which are expected to total $3.0 million for the fourth quarter. Operating expenses will remain flat at approximately $18.5 million. Cash at the end of December should be approximately $52.0 million, after a regularly scheduled payment of $7.0 million to IBM in accordance with our technology license agreement.

Conference Call

The company will hold a conference call at 2:00 pm Pacific Time today, Oct. 15, 2003, to discuss the third quarter fiscal 2003 financial results. To participate, please dial (719) 457-2641 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112, passcode 129152. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

About Transmeta Corporation

Transmeta Corporation develops and sells software-based microprocessors and develops additional hardware, software and system technologies that enable manufacturers to build highly efficient computing systems characterized by low power consumption, reduced heat dissipation and the high performance required to run standard x86 compatible programs. We originally developed our family of Crusoe microprocessors for lightweight notebook computers and other mobile computing devices, but we have developed and are continuing to develop microprocessors suitable for a variety of existing and emerging end markets in which x86 program compatibility and energy and thermal efficiency are desirable. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic, political and public health conditions, specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describes these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

TRANSMETA CORPORATION
CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended

	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2003	2002	2003	2002

	(unaudited)		(unaudited)
Net revenue	$2,688	$6,443	$13,759	$18,129
Cost of revenue	3,073	3,994	12,523	12,447

Gross profit	(385)	2,449	1,236	5,682
Operating expenses
Research and development	12,452	13,707	37,121	50,971
Selling, general and administrative	5,978	6,255	18,959	22,926
Restructuring charges	—	4,102	—	14,726
Amortization of deferred charges and intangible assets	2,628	2,848	7,902	8,544
Stock compensation	2,302	(1,651)	3,833	595

Total operating expenses	23,360	25,261	67,815	97,762

Operating loss	(23,745)	(22,812)	(66,579)	(92,080)
Interest and other, net	87	1,047	859	3,800

Net loss	$(23,658)	$(21,765)	$(65,720)	$(88,280)

Net loss per share—basic and diluted	$(0.17)	$(0.16)	$(0.47)	$(0.66)
Weighted average shares outstanding - basic and diluted	139,844	135,561	138,674	134,079

TRANSMETA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

The following pro forma supplemental information excludes the amortization of deferred charges and intangible assets, non-cash stock compensation awards, inventory related charges, restructuring charges, and effects of previously recorded inventory commitments

	Three Months Ended		Nine Months Ended

	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2003	2002	2003	2002

	(unaudited)		(unaudited)
Net revenue	$2,688	$6,443	$13,759	$18,129
Cost of revenue	3,073	5,296	12,523	14,332

Gross profit	(385)	1,147	1,236	3,797
Operating expenses
Research and development	12,452	13,707	37,121	50,971
Selling, general and administrative	5,978	6,255	18,959	22,926

Total operating expenses	18,430	19,962	56,080	73,897

Operating loss	(18,815)	(18,815)	(54,844)	(70,100)
Interest and other, net	87	1,047	859	3,800

Net loss	$(18,728)	$(17,768)	$(53,985)	$(66,300)

Net loss per share—basic and diluted	$(0.13)	$(0.13)	$(0.39)	$(0.49)
Weighted average shares outstanding - basic and diluted	139,844	135,561	138,674	134,079
The pro forma amounts have been adjusted to eliminate the following:
Amortization of deferred charges and intangible assets	$2,628	$2,848	$7,902	$8,544
Stock compensation	2,302	(1,651)	3,833	595
Restructuring charges	—	4,102	—	14,726
Excess inventory and purchase commitment charge	—	(1,302)	—	(1,885)
Net loss in accordance with U.S. GAAP	$(23,658)	$(21,765)	$(65,720)	$(88,280)

TRANSMETA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	Sept. 26, 2003	Dec. 27, 2002 (1)

	(unaudited)
Assets
Current assets
Cash and short-term investments	$74,433	$129,450
Accounts receivable, net	1,406	4,060
Inventories	7,401	10,937
Prepaid and other current assets	4,389	4,722

Total current assets	87,629	149,169
Property and equipment, net	5,938	9,574
Other assets	33,258	38,812

Total assets	$126,825	$197,555

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$9,922	$13,722
Current portion of accrued restructuring costs	1,672	2,549
Current portion of long-term obligations	14,925	16,865

Total current liabilities	26,519	33,136
Long-term accrued restructuring costs	4,483	5,456
Long-term payables	13,153	18,116
Stockholders’ equity	82,670	140,847

Total liabilities and stockholders’ equity	$126,825	$197,555

(1)  Derived from audited financial statements included in the Company’s Form 10-K for the fiscal year 2002 filed with the Securities and Exchange Commission.